Bandwidth Announces Third Quarter 2021 Financial Results
Total Revenue of $131 million, up 54% year-over-year
CPaaS Revenue of $107 million, up 46% year-over-year

November 8, 2021

Conference Call
Conference call to discuss the Company’s financial results for the third quarter ended September 30, 2021 on November 8, 2021, via the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the conference call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the third quarter ended September 30, 2021.

“Bandwidth continues to play a critical role in the enterprise move to the cloud,” stated David Morken, Chief Executive Officer of Bandwidth. “We delivered another solid quarter, with a number of important customer wins, strong momentum from cross-selling on our global network, and continued growth in our API-driven CPaaS products. The DDoS attacks on our network have sharpened our defenses and made us stronger than ever, and we're in a position to leverage what we've learned to help make the ecosystem safer for enterprise communications.”

Third Quarter 2021 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months ended September 30, 2020 and 2021 (in millions, except per share amounts).

Conference Call Details
November 8, 2021
5:00 pm ET
Domestic dial-in:
(855) 327-6837
International dial-in:
(631) 891-4304

Replay information
An audio replay of this conference call will be available through November 15, 2021, by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering passcode 10017120.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended September 30,
	2020	2021
CPaaS Revenue¹	$73.8	$107.4
Total Revenue¹	$84.8	$130.6
Consolidated Gross Margin	46%	45%
Non-GAAP² Gross Margin	49%	49%
CPaaS Gross Margin	47%	49%
Non-GAAP CPaaS Gross Margin	50%	54%
Net Loss	$(2.4)	$(6.9)
Non-GAAP² Net Income	$6.5	$6.5
Net loss per share, basic and diluted	$(0.10)	$(0.28)
Weighted average shares outstanding, basic and diluted	24.2	25.1
Non-GAAP net income per Non-GAAP share	$0.24	$0.25
Non-GAAP weighted average shares outstanding, diluted	26.5	26.4
Adjusted EBITDA	$9.3	$14.2

¹Total and CPaaS revenue include $27 million and $26 million, respectively, from Voxbone.
²Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

“We were pleased to deliver another quarter of strong results, with both top and bottom line results exceeding guidance,” said Daryl Raiford, Chief Financial Officer of Bandwidth. “Our CPaaS non-GAAP gross margins continue to expand, achieving a record 54% and enhanced by the inclusion of the higher margin international business. Despite the challenges caused by the DDoS attacks our fundamental growth drivers remain unchanged. We remain well positioned to serve a large and growing global communications market that is benefiting from transformational secular trends.”

Third Quarter Customer and Company Highlights
•One of Bandwidth's largest and longest-tenured customers signed a contract for global service in the third quarter. This deal was possible only with the global reach we achieved with the Voxbone acquisition. Fourth quarter 2021 testing of voice and messaging in select countries is expected to ramp throughout 2022.
•A global leader in electronic signature chose Bandwidth to move its multi-country contact center stack to the cloud. The customer values Bandwidth’s global reach and ability to integrate with nearly every major communications platform an enterprise needs, from UCaaS to CCaaS.
•Bandwidth signed a new deal in the third quarter with a $16 billion, Fortune 200 managed care provider. This provider chose Bandwidth because we are uniquely able to power their entire communications stack in the cloud -- both UCaaS and CCaaS. Bandwidth APIs enable the provider to manage its own communications system without specialized telecom expertise.

	Three months ended September 30,
	2020	2021
Active CPaaS Customers[1] (includes contribution from Voxbone)	2,015	3,173
Dollar-based net retention rate[1] (Voxbone results do not impact calculation of this metric in the current period)	131%	108%
1 Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.

Financial Outlook
Bandwidth’s outlook assumes current business conditions, current foreign currency exchange rates and includes the estimated impact of the previously disclosed DDoS attacks. Bandwidth is providing guidance for its fourth quarter and full year 2021 as follows:

	Q4 2021 Guidance	Full Year 2021 Guidance
CPaaS Revenue ($ millions)	94.5 - 99.5	407.0 - 412.0
Total Revenue ($ millions)	115.7 - 120.7	480.5 - 485.5
Non-GAAP earnings per share ($)	(0.15) - (0.11)	0.74 - 0.78
Weighted Average Diluted Shares Outstanding (millions)	25.1	26.5

Bandwidth has not reconciled its fourth quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•Berenberg U.S. CEO Conference - Investor meetings hosted by David Morken, CEO and Daryl Raiford, CFO on Wednesday, November 10.

•Needham Security, Networking & Communications Conference - Fireside chat with Marina Carreker, President and Daryl Raiford, CFO on Tuesday, November 16 at 11:00 AM Eastern Time.
•Wells Fargo 5th Annual TMT Summit - Fireside chat with Marina Carreker, President and Daryl Raiford, CFO on Tuesday, November 30 at 1:20 PM Eastern Time.
•Barclays Global Technology, Media and Telecommunications Conference - Fireside chat with David Morken, CEO and Daryl Raiford, CFO on Wednesday, December 8 at 1:50pm Eastern Time.
Live webcasts and replays of the fireside chats will be available on the Investor Relations section of the company’s website at https://investors.bandwidth.com.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global communications software company that helps enterprises connect people around the world with cloud-ready voice, messaging, and emergency services. Backed by the largest directly-connected network on the planet, companies like Cisco, Google, Microsoft, RingCentral, Uber and Zoom use Bandwidth's APIs to easily embed communications into software and applications. Bandwidth has more than 20 years in the technology space and is the first and only Communications Platform-as-a-Service (CPaaS) provider offering a robust selection of APIs built around our own global network. Our award-winning support teams help businesses around the world solve complex communications challenges every day. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the fourth quarter 2021 and full-year 2021, attractiveness of our product offerings, our platform, the value proposition of our products, and our assessment of the impact of the distributed denial of service ("DDoS") attacks discussed herein and in previous press releases are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, legal, reputational and financial risks which may result from the DDoS attacks or other cybersecurity incidents, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.
We define Non-GAAP net (loss) income as net (loss) income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options, vesting of restricted stock units and equity compensation, and expense resulting from recording the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net (loss) income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.

Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Revenue	$84,758	$130,638	$230,066	$364,775
Cost of revenue	45,527	72,395	123,895	199,782
Gross profit	39,231	58,243	106,171	164,993
Operating expenses:
Research and development	10,232	13,359	29,316	39,509
Sales and marketing	9,001	13,592	27,073	38,168
General and administrative	18,134	30,354	51,070	85,481
Total operating expenses	37,367	57,305	107,459	163,158
Operating income (loss)	1,864	938	(1,288)	1,835
Other expense, net	(4,206)	(7,567)	(8,980)	(20,768)
Loss before income taxes	(2,342)	(6,629)	(10,268)	(18,933)
Income tax provision	(10)	(315)	(13,783)	(255)
Net loss	$(2,352)	$(6,944)	$(24,051)	$(19,188)

Earnings per share:
Net loss per share, basic and diluted	$(0.10)	$(0.28)	$(1.01)	$(0.77)
Weighted average number of common shares outstanding, basic and diluted	24,175,762	25,114,762	23,905,322	25,075,941

The Company recognized total stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Cost of revenue	$46	$52	$161	$190
Research and development	508	621	1,581	2,055
Sales and marketing	369	519	1,140	1,591
General and administrative	1,459	2,633	4,424	7,756
Total	$2,382	$3,825	$7,306	$11,592

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of September 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$72,163	$321,819
Restricted cash	9,274	9,239
Other investments	40,000	—
Accounts receivable, net of allowance for doubtful accounts	55,243	75,161
Deferred costs	2,411	2,951
Prepaid expenses and other current assets	14,508	22,355
Total current assets	193,599	431,525
Property and equipment, net	51,645	68,267
Operating right-of-use asset, net	19,491	15,612
Intangible assets, net	248,055	220,566
Deferred costs, non-current	3,604	4,262
Other long-term assets	1,975	7,543
Goodwill	372,239	353,151
Total assets	$890,608	$1,100,926
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,665	$15,688
Accrued expenses and other current liabilities	63,065	76,259
Current portion of deferred revenue	6,515	6,362
Advanced billings	5,429	4,797
Operating lease liability, current	5,515	6,015
Total current liabilities	92,189	109,121
Other liabilities	1,707	5,416
Operating lease liability, net of current portion	17,202	12,525
Deferred revenue, net of current portion	6,386	7,383
Deferred tax liability	61,005	57,997
Convertible senior notes	282,196	479,155
Total liabilities	460,685	671,597
Stockholders’ equity:
Class A and Class B common stock	24	25
Additional paid-in capital	451,463	499,738
Accumulated deficit	(49,505)	(68,693)
Accumulated other comprehensive income (loss)	27,941	(1,741)
Total stockholders’ equity	429,923	429,329
Total liabilities and stockholders’ equity	$890,608	$1,100,926

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2020	2021
Cash flows from operating activities
Net loss	$(24,051)	$(19,188)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	9,927	27,478
Right-of-use asset amortization	3,522	4,251
Amortization of debt discount and issuance costs	10,916	19,475
Stock-based compensation	7,306	11,592
Deferred taxes	14,254	329
Loss on disposal of property and equipment	263	357
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(16,218)	(20,610)
Prepaid expenses and other assets	(2,224)	(4,173)
Accounts payable	2,905	7,122
Accrued expenses and other liabilities	8,675	1,590
Operating right-of-use liability	(3,944)	(4,535)
Net cash provided by operating activities	11,331	23,688
Cash flows from investing activities
Purchase of property and equipment	(9,536)	(12,552)
Capitalized software development costs	(1,846)	(3,212)
Purchase of land	—	(30,017)
Proceeds from sale of land	—	17,462
Purchase of other investments	(230,780)	—
Proceeds from sales and maturities of other investments	—	40,000
Net cash (used in) provided by investing activities	(242,162)	11,681
Cash flows from financing activities
Payments on finance leases	—	(161)
Proceeds from issuance of convertible senior notes	400,000	250,000
Purchase of capped call	(43,320)	(25,500)
Payment of debt issuance costs	(11,965)	(7,544)
Proceeds from exercises of stock options	3,859	886
Value of equity awards withheld for tax liabilities	(1,472)	(3,720)
Net cash provided by financing activities	347,102	213,961
Effect of exchange rate changes on cash, cash equivalents and restricted cash	48	291
Net increase in cash, cash equivalents, and restricted cash	116,319	249,621
Cash, cash equivalents, and restricted cash, beginning of period	185,004	81,437
Cash, cash equivalents, and restricted cash, end of period	$301,323	$331,058

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Consolidated Gross Profit	$39,231	$58,243	$106,171	$164,993
Consolidated Gross Profit Margin %	46%	45%	46%	45%
Depreciation	2,284	2,976	6,958	8,947
Amortization of acquired intangible assets	—	2,128	—	6,479
Stock-based compensation	46	52	161	190
Non-GAAP Gross Profit	$41,561	$63,399	$113,290	$180,609
Non-GAAP Gross Margin %	49%	49%	49%	50%
By Segment
CPaaS

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
CPaaS Gross Profit	$34,416	$52,535	$91,492	$147,945
CPaaS Gross Profit Margin %	47%	49%	46%	47%
Depreciation	2,284	2,976	6,958	8,947
Amortization of acquired intangible assets	—	2,128	—	6,479
Stock-based compensation	46	52	161	190
Non-GAAP CPaaS Gross Profit	$36,746	$57,691	$98,611	$163,561
Non-GAAP CPaaS Gross Margin %	50%	54%	49%	52%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021

Net loss	$(2,352)	$(6,944)	$(24,051)	$(19,188)
Stock-based compensation	2,382	3,825	7,306	11,592
Amortization of acquired intangibles	130	4,764	390	14,495
Amortization of debt discount and issuance costs for convertible debt	4,575	7,168	10,852	19,393
Acquisition-related expenses	1,745	—	1,745	—
Loss on disposal of property and equipment	3	21	263	357
Estimated tax effects of adjustments (1)	—	(2,348)	—	(3,502)
Valuation allowance (2)	—	—	14,173	215
Non-GAAP net income	$6,483	$6,486	$10,678	$23,362

Net loss per share, basic and diluted	$(0.10)	$(0.28)	$(1.01)	$(0.77)

Non-GAAP net income per Non-GAAP share
Basic	$0.27	$0.26	$0.45	$0.93
Diluted	$0.24	$0.25	$0.42	$0.87

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	24,175,762	25,114,762	23,905,322	25,075,941
Convertible debt conversion	1,692,546	929,971	708,073	1,316,199
Stock options issued and outstanding	273,681	171,623	507,530	186,665
Nonvested RSUs outstanding	367,790	159,888	333,329	214,562
Non-GAAP diluted shares	26,509,779	26,376,244	25,454,254	26,793,367
________________________
(1) The Non-GAAP tax-effect adjustments are calculated based on statutory tax rates in the jurisdictions where the Company has tax filings. When the Company has a valuation allowance recorded and no tax benefits will be recognized, the rate in that jurisdiction is considered to be zero. The rate was 0.0% and 7.6% for the nine months ended September 30, 2020 and 2021, respectively.
(2) The Company recognized a tax expense of $0 and $14,173 to record a valuation allowance on U.S. deferred tax assets in the three and nine months ended September 30, 2020 and $0 and $215 in the three and nine months ended September 30, 2021, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Net loss	$(2,352)	$(6,944)	$(24,051)	$(19,188)
Income tax provision (1)	10	315	13,783	255
Interest expense, net	4,200	7,715	8,923	20,824
Depreciation	3,157	4,469	9,537	12,983
Amortization	130	4,764	390	14,495
Acquisition-related expenses	1,745	—	1,745	—
Stock-based compensation	2,382	3,825	7,306	11,592
Loss on disposal of property and equipment	3	21	263	357
Adjusted EBITDA	$9,275	$14,165	$17,896	$41,318
________________________
(1) Includes $0 and $14,173 of tax expense to record a valuation allowance on U.S. deferred tax assets for the three and nine months ended September 30, 2020, respectively, and $0 and $215 in the three and nine months ended September 30, 2021, respectively.

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Net cash provided by operating activities	$11,647	$14,843	$11,331	$23,688
Net cash used in investing in capital assets (1) (2)	(2,334)	(2,657)	(11,382)	(28,319)
Free cash flow	$9,313	$12,186	$(51)	$(4,631)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.
(2) Includes the net cash used from the purchase of land of $(30,017) offset by the proceeds from sale of land of $17,462 from investing activities of the statement of cash flows for the nine months ended September 30, 2021.